Exhibit 99.1
Squarespace Announces Second Quarter 2023 Financial Results
NEW YORK, August 8, 2023 — Squarespace, Inc. (NYSE: SQSP), the design-driven platform helping entrepreneurs build brands and businesses online, today announced results for the second quarter ended June 30, 2023.

“We are thrilled to report another strong quarter with revenue growth accelerating to 16% year over year as entrepreneurs continue to trust Squarespace to power their businesses,” said Anthony Casalena, Founder & CEO of Squarespace. “We brought new technology to our customers, continued to prioritize key product improvements, and leveraged our brand momentum internationally, attracting new customers and deepening our connection with millions.”

“Strong customer retention and new customer demand drove the outperformance in Q2 with both revenue and free cash flow exceeding our expectations,” said Nathan Gooden, CFO of Squarespace. “Our underlying business drivers generated robust growth and we continue to deliver operational excellence and efficiency. We are increasing our topline and unlevered free cash flow outlook for the second half of 2023 as a testament to the strength of our core business.”
Second Quarter 2023 Financial Highlights
•Total revenue grew 16% year over year to $247.5 million in the second quarter (as reported and in constant currency), compared with $212.7 million in second quarter 2022.
◦Presence revenue grew 17% year over year to $172.1 million.
◦Commerce revenue grew 14% year over year to $75.5 million.
•Net income decreased to $3.7 million, compared with a net income of $64.5 million in the second quarter 2022, due to a reversion to the effective annual tax rate method during Q2 2023.
•Earnings per share of $0.03 based on 135,302,409 basic and 138,771,613 dilutive weighted average shares in the second quarter, compared with earnings per share of $0.46 based on 140,082,038 basic weighted average shares and $0.45 based on 142,133,303 dilutive weighted average shares in the second quarter 2022.
•Total bookings grew 16% year over year to $256.1 million in the second quarter, compared to $219.9 million in the second quarter 2022.
•Cash flow from operating activities increased 44% to $52.5 million for the trailing three months, compared with $36.4 million for the trailing three months ended June 30, 2022, primarily due to continued strength in bookings.
•Unlevered free cash flow increased 51% to $54.8 million representing 22% of total revenue for the trailing three months, compared with $36.4 million for the trailing three months ended June 30, 2022.
•Adjusted EBITDA increased to $73.4 million in the second quarter, compared with $43.6 million in the second quarter 2022.
•Cash and cash equivalents of $274.0 million; total debt of $494.0 million, of which $40.8 million is current, debt net of cash and investments totaled $220.0 million.
•Total unique subscriptions increased 3% year over year to over 4.3 million in 2023, compared to 4.2 million in 2022.
•Average revenue per unique subscription ("ARPUS") increased 7% year over year to $219.42 in 2023, compared to $204.17 in 2022.

•Annual run rate revenue ("ARRR") increased 17% year over year to $980.8 million in 2023, compared to $837.8 million in 2022.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Outlook & Guidance
For the third quarter of fiscal year 2023, Squarespace currently expects:
•Revenue of $250 million to $253 million, or year-over-year growth of 15% to 16%.
•Non-GAAP unlevered free cash flow of $47 million to $51 million. This is the result of:
◦Cash flow from operating activities of $43 million to $47 million, minus
◦Capital expenditures, expected to be approximately $2 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected to be approximately $6 million.

For the full fiscal year 2023, Squarespace currently expects:
•Revenue of $987 million to $995 million, or year-over-year growth of 14% to 15%.
•Non-GAAP unlevered free cash flow of $217 million to $225 million. This is the result of:
◦Cash flow from operating activities of $205 million to $211 million, minus
◦Capital expenditures, expected in the range of $10 million to $12 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected in the range of $24 million to $25 million.

Our guidance does not assume any impact from our proposed acquisition of Google Domains assets.
Webcast Conference Call & Shareholder Letter Information
Squarespace will host a conference call on August 8, 2023 at 8:30 a.m. ET to discuss its financial results. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website. An archived replay of the webcast will be available following the conclusion of the call. Additionally, we invite you to read our shareholder letter available on our Investor Relations website.
Non-GAAP Financial Measures
Revenue growth in constant currency is being provided to increase transparency and align our disclosures with companies in our industry that receive material revenues from international sources. Revenue constant currency has been adjusted to exclude the effect of year-over-year changes in foreign currency exchange rate fluctuations. We believe providing this information better enables investors to understand our operating performance irrespective of currency fluctuations.
We calculate constant currency information by translating current period results from entities with foreign functional currencies using the comparable foreign currency exchange rates from the prior fiscal year. To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.
Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net (provision for)/benefit from income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.

Unlevered free cash flow is a supplemental liquidity measure that Squarespace's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to Squarespace's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.
Adjusted EBITDA, unlevered free cash flow and revenue constant currency are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.
Further information on these non-GAAP items and reconciliation to their closest GAAP measure is provided below under, “Reconciliation of Non-GAAP Financial Measures.”
Definitions of Key Operating Metrics
Annual run rate revenue (“ARRR”). We calculate ARRR as the monthly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last month of the period multiplied by 12. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue.
Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.
Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.
Total bookings represents cash receipts for all subscriptions purchased, as well as payments due under the terms of contractual agreements for obligations to be fulfilled.

Gross merchandise value (“GMV”) represents the value of physical goods, content and time sold, including hospitality services, net of refunds, on our platform over a given period of time.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding Squarespace’s future operating results and financial position, including for its third fiscal quarter ending September 30, 2023 and its fiscal year ending December 31, 2023. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: Squarespace's ability to attract and retain customers and expand their use of its platform; Squarespace’s ability to anticipate market needs and develop new solutions to meet those needs; Squarespace's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its existing solutions; Squarespace's ability to compete successfully in its industry against current and future competitors; the impact of the COVID-19 pandemic on Squarespace, its customers and their users; Squarespace’s ability to manage growth and maintain demand for its solutions; Squarespace's ability to protect and promote its brand; Squarespace's ability to generate new customers through its marketing and selling activities; Squarespace’s ability to successfully identify, manage and integrate any existing and potential acquisitions; Squarespace's ability to hire, integrate and retain highly skilled personnel; Squarespace’s ability to adapt to and comply with existing and emerging regulatory developments, technological changes and cybersecurity needs; Squarespace's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; Squarespace’s ability to establish and maintain intellectual property rights; Squarespace’s ability to manage expansion into international markets; and the expected timing, amount, and effect of Squarespace’s share repurchases. It is not possible for Squarespace's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Squarespace may make. In light of these risks, uncertainties, and assumptions, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in Squarespace's filings with the Securities and Exchange Commission. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
About Squarespace
Squarespace (NYSE: SQSP) is a design-driven platform helping entrepreneurs build brands and businesses online. We empower millions in more than 200 countries and territories with all the tools they need to create an online presence, build an audience, monetize, and scale their business. Our suite of products range from websites, domains, ecommerce, and marketing tools, as well as tools for scheduling with Acuity, creating and managing social media presence with Bio Sites and Unfold, and hospitality business management via Tock. For more information, visit www.squarespace.com.
Contacts
Investors
Clare Perry
investors@squarespace.com
Media
Kaitlyn Rawlett
press@squarespace.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$247,529	$212,702	$484,557	$420,464
Cost of revenue(1)	43,167	36,993	86,117	73,642
Gross profit	204,362	175,709	398,440	346,822
Operating expenses:
Research and product development(1)	61,412	58,829	119,982	116,157
Marketing and sales(1)	75,373	68,743	177,045	181,649
General and administrative(1)	30,909	39,190	63,249	75,171
Total operating expenses	167,694	166,762	360,276	372,977
Operating income/(loss)	36,668	8,947	38,164	(26,155)
Interest expense	(8,635)	(3,319)	(16,729)	(5,768)
Other income, net	2,038	6,217	1,198	7,728
Income/(loss) before (provision for)/benefit from income taxes	30,071	11,845	22,633	(24,195)
(Provision for)/benefit from income taxes	(26,411)	52,651	(18,471)	(4,169)
Net income/(loss)	$3,660	$64,496	$4,162	$(28,364)

Net income/(loss) per share attributable to Class A, Class B and Class C common stockholders, basic	$0.03	$0.46	$0.03	$(0.20)
Net income/(loss) per share attributable to Class A, Class B and Class C common stockholders, dilutive	$0.03	$0.45	$0.03	$(0.20)
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B and Class C stockholders, basic	135,302,409	140,082,038	135,111,072	139,754,453
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B and Class C stockholders, dilutive	138,771,613	142,133,303	138,013,454	139,754,453
(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$1,549	$846	$2,601	$1,470
Research and product development	15,650	11,508	26,337	21,676
Marketing and sales	3,045	2,395	4,916	3,994
General and administrative	9,235	12,111	17,751	23,817
Total stock-based compensation	$29,479	$26,860	$51,605	$50,957

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$274,004	$197,037
Restricted cash	34,272	35,583
Investment in marketable securities	—	31,757
Accounts receivable, net	9,748	10,748
Due from vendors	3,030	4,442
Prepaid expenses and other current assets	51,305	48,326
Total current assets	372,359	327,893
Property and equipment, net	53,874	51,633
Operating lease right-of-use assets	82,247	86,824
Goodwill	210,438	210,438
Intangible assets, net	35,118	42,808
Other assets	12,376	10,921
Total assets	$766,412	$730,517
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,782	$12,987
Accrued liabilities	83,222	64,360
Deferred revenue	308,662	269,689
Funds payable to customers	36,713	38,845
Debt, current portion	40,758	40,758
Operating lease liabilities, current portion	12,104	11,514
Total current liabilities	486,241	438,153
Deferred income taxes, non-current portion	912	788
Debt, non-current portion	453,230	473,167
Operating lease liabilities, non-current portion	104,020	110,169
Other liabilities	13,205	11,231
Total liabilities	1,057,608	1,033,508
Commitments and contingencies
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 87,723,667 and 87,754,534 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	8	8
Class B common stock, par value of $0.0001; 100,000,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 47,844,755 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	5	5
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; zero shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid in capital	883,192	875,737
Accumulated other comprehensive loss	(1,487)	(1,665)
Accumulated deficit	(1,172,914)	(1,177,076)
Total stockholders’ deficit	(291,196)	(302,991)
Total liabilities and stockholders’ deficit	$766,412	$730,517

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net income/(loss)	$4,162	$(28,364)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	14,477	15,869
Stock-based compensation	51,605	50,957
Deferred income taxes	124	—
Non-cash lease (income)/expense	(989)	638
Other	310	502
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	2,364	(1,701)
Prepaid expenses and other current assets	(1,480)	(3,021)
Accounts payable and accrued liabilities	9,822	9,260
Deferred revenue	38,030	30,294
Funds payable to customers	(2,131)	9,456
Other operating assets and liabilities	408	(207)
Net cash provided by operating activities	116,702	83,683
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	39,664	15,940
Purchases of marketable securities	(7,824)	(17,016)
Purchase of property and equipment	(7,167)	(5,735)
Net cash provided by/(used in) investing activities	24,673	(6,811)
FINANCING ACTIVITIES:
Principal payments on debt	(20,379)	(6,793)
Payments for repurchase and retirement of Class A common stock	(25,321)	(35,202)
Taxes paid related to net share settlement of equity awards	(20,318)	(15,269)
Proceeds from exercise of stock options	134	2,110
Net cash used in financing activities	(65,884)	(55,154)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	165	(600)
Net increase in cash, cash equivalents and restricted cash	75,656	21,118
Cash, cash equivalents, and restricted cash at the beginning of the period	232,620	233,680
Cash, cash equivalents, and restricted cash at the end of the period	$308,276	$254,798

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$274,004	$215,092
Restricted cash	34,272	39,706
Cash, cash equivalents, and restricted cash at the end of the period	$308,276	$254,798

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$16,360	$5,247
Cash paid during the year for income taxes	$22,902	$5,968

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCE ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued liabilities	$196	$1,582
Non-cash leasehold improvements	$—	$5,679
Capitalized stock-based compensation	$1,638	$259

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(unaudited)
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income/(loss)	$3,660	$64,496	$4,162	$(28,364)
Interest expense	8,635	3,319	16,729	5,768
Provision for/(benefit from) income taxes	26,411	(52,651)	18,471	4,169
Depreciation and amortization	7,236	7,811	14,477	15,869
Stock-based compensation expense	29,479	26,860	51,605	50,957
Other income, net	(2,038)	(6,217)	(1,198)	(7,728)
Adjusted EBITDA	$73,383	$43,618	$104,246	$40,671

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities	$52,547	$36,413	$116,702	$83,683
Cash paid of capital expenditures	(4,092)	(2,376)	(7,167)	(5,735)
Free cash flow	$48,455	$34,037	$109,535	$77,948
Cash paid for interest, net of the associated tax benefit	6,310	2,340	12,326	3,964
Unlevered free cash flow	$54,765	$36,377	$121,861	$81,912

	June 30, 2023	December 31, 2022
Total debt outstanding	$493,988	$513,925
Less: total cash and cash equivalents and marketable securities	274,004	228,794
Total net debt	$219,984	$285,131

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, as reported	$247,529	$212,702	$484,557	$420,464
Revenue year-over-year growth rate, as reported	16.4%	8.5%	15.2%	11.9%
Effect of foreign currency translation ($)(1)	$685	$(6,605)	$(2,118)	$(10,792)
Effect of foreign currency translation (%)(1)	0.3%	(3.4)%	(0.5)%	(2.9)%
Revenue constant currency growth rate	16.1%	11.9%	15.7%	14.8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Commerce revenue, as reported	$75,455	$66,171	$148,092	$129,988
Revenue year-over-year growth rate, as reported	14.0%	12.7%	13.9%	23.2%
Effect of foreign currency translation ($)(1)	$119	$(1,157)	$(369)	$(1,880)
Effect of foreign currency translation (%)(1)	0.2%	(2.0)%	(0.3)%	(1.8)%
Commerce constant currency growth rate	13.8%	14.7%	14.2%	25.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Presence revenue, as reported	$172,074	$146,531	$336,465	$290,476
Revenue year-over-year growth rate, as reported	17.4%	6.7%	15.8%	7.5%
Effect of foreign currency translation ($)(1)	$565	$(5,448)	$(1,749)	$(8,913)
Effect of foreign currency translation (%)(1)	0.4%	(4.0)%	(0.6)%	(3.3)%
Presence constant currency growth rate	17.0%	10.7%	16.4%	10.8%
(1) To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period.

	Six Months Ended June 30,
	2023	2022
Shares Outstanding:
Class A common stock	87,723,667	91,246,588
Class B common stock	47,844,755	47,844,755
Class C common stock	0	0
Total common stock outstanding	135,568,422	139,091,343

Amounts may not sum due to rounding.

KEY PERFORMANCE INDICATORS AND NON-GAAP FINANCIAL MEASURES
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Unique subscriptions (in thousands)	4,305	4,182	4,305	4,182
Total bookings (in thousands)	$256,137	$219,912	$521,926	$448,451
ARRR (in thousands)	$980,837	$837,759	$980,837	$837,759
ARPUS	$219.42	$204.17	$219.42	$204.17
Adjusted EBITDA (in thousands)	$73,383	$43,618	$104,246	$40,671
Unlevered free cash flow (in thousands)	$54,765	$36,377	$121,861	$81,912
GMV (in thousands)	$1,525,476	$1,517,286	$3,059,534	$3,091,826